UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2007

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The information in this report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by H&E Equipment Services, Inc. (the "Company") that the information is material or that the dissemination of the information is required by Regulation FD.

Subsequent to the Company's earnings call on August 9, 2007, the Company has received inquiries from investors regarding the possibility of stock repurchases by the Company. As previously announced, the Company has entered into an agreement for the acquisition of J. W. Burress, Incorporated. Until the Company has consummated the potential acquisition and has made the related disclosures required under applicable federal securities laws, the Company is constrained by federal securities laws from engaging in any stock repurchases. The Company has made no decisions regarding stock repurchases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

August 20, 2007	By:	Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer